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                                                                    Exhibit 4(a)

                              CERTIFICATE OF TRUST
                                       OF
                              BGE CAPITAL TRUST II

          THIS CERTIFICATE OF TRUST of BGE Capital Trust II (the "Trust"), dated as of August 4, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 DEL. C. ss. 3801, et seq.).

          (i) Name. The name of the statutory trust being formed hereby is BGE Capital Trust II.

          (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are:

          The  Bank of New York (Delaware)
          White Clay Center, Route 273
          Newark, DE 19711

          (iii) Effective Date. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                The Bank of New York, as Trustee

                                By: /s/ Geovanni Barris
                                   -------------------------
                                   Name: Geovanni Barris
                                   Title: Vice President

                                The Bank of New York (Delaware), as
                                Trustee

                                By: /s/ William T. Lewis
                                   -------------------------
                                   Name: William T. Lewis
                                   Title: Sr. Vice President

                                     /s/ Thomas E. Ruszin, Jr.
                                ---------------------------------
                                 Thomas E. Ruszin, Jr., as Trustee